Exhibit 99.6

May 11, 2016

China Online Education Group

6th Floor Deshi Building North,

Shangdi Street, Haidian District

Beijing 100085

People’s Republic of China

Tel: +86 10 5692-8909

Ladies and Gentlemen:

Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of China Online Education Group (the “Company”), effective immediately upon the effectiveness of the Company’s registration statement on Form F-1 initially filed by the Company on May 12, 2016 with the U.S. Securities and Exchange Commission.

Sincerely yours,

/s/ Xiaoguang Wu
Name: Xiaoguang Wu